©2022 GXO Logistics, Inc. GXO Logistics First Quarter 2022 Results May 4, 2022

2©2022 GXO Logistics, Inc. Disclaimer Non-GAAP Financial Measures As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of the non-GAAP financial measures contained in this presentation to the most directly comparable measure under GAAP, which are set forth in the financial tables included in the attached appendix. GXO’s non-GAAP financial measures in this presentation include: adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA, adjusted EBITA, adjusted EBITA margin, pro forma adjusted EBITA, pro forma adjusted EBITA margin, free cash flow, adjusted net income attributable to GXO, adjusted earnings per share (basic and diluted) (“adjusted EPS”), organic revenue, organic revenue growth, net leverage, net debt and return on invested capital (“ROIC”). We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, GXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. GXO’s non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, pro forma adjusted EBITDA, adjusted EBITA, pro forma adjusted EBITA, adjusted net income attributable to GXO and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the financial tables included in the attached appendix. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and separating IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Pro forma adjusted EBITDA and pro forma adjusted EBITA include adjustments for allocated corporate expenses and public company standalone costs. Allocated corporate expenses are those expenses that were allocated to our combined financial statements on a carve-out basis in accordance with U.S. GAAP. Public company standalone costs are estimated costs of operating GXO as a public standalone company following its spin-off from XPO Logistics, Inc. effective as of August 2, 2021 and represents the midpoint of our estimated corporate costs. We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as net cash provided by operating activities less payment for purchases of property and equipment plus proceeds from sale of property and equipment. We believe that adjusted EBITDA, adjusted EBITDA margin, pro forma adjusted EBITDA, adjusted EBITA, adjusted EBITA margin, pro forma adjusted EBITA and pro forma adjusted EBITA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to GXO and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains, which management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets. We believe that organic revenue and organic revenue growth are important measures because they exclude the impact of foreign currency exchange rate fluctuations and revenue from acquired businesses. We believe that net leverage and net debt are important measures of our overall liquidity position and are calculated by removing cash and cash equivalents from our total debt and net debt as a ratio of our trailing twelve months adjusted EBITDA. We calculate ROIC as our trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital. We believe ROIC provides investors with an important perspective on how effectively GXO deploys capital and use this metric internally as a high-level target to assess overall performance throughout the business cycle. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating GXO’s ongoing performance. With respect to our financial targets for full-year 2022 adjusted EBITDA, organic revenue growth, adjusted diluted EPS, ROIC and free cash flow, a reconciliation of these non-GAAP measures to the corresponding GAAP measures is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from these non-GAAP target measures. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statements of income and cash flows, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Non-GAAP Valuation Measure Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR excludes rent expense from adjusted EBITDA and is useful to management and investors in evaluating GXO’s relative performance because adjusted EBITDAR considers the performance of GXO’s operations, excluding decisions made with respect to capital investment, financing and other non-recurring charges. Adjusted EBITDAR is also a measure commonly used by management, research analysts and investors to value companies in the logistics industry. Since adjusted EBITDAR excludes interest expense and rent expense, it allows research analysts and investors to compare the value of different companies without regard to differences in capital structures and leasing arrangements. As such, our presentation of Adjusted EBITDAR should not be construed as a financial performance or operating measure. With respect to our target for full-year 2022 adjusted EBITDAR, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income, prepared in accordance with GAAP, that would be required to produce such a reconciliation. Forward-Looking Statements This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements, including our 2022 financial targets for organic revenue growth, adjusted EBITDA, adjusted diluted EPS, ROIC, free cash flow, depreciation and amortization expense, net capital expenditures, tax rate and interest expense; the expected incremental revenue impact of new customer contracts in 2022 and 2023; our 2022 valuation target for EBITDAR; and our goals of (i) 80% global operations using LED lightning by 2025, (ii) 80% global landfill diversion rate by 2025, (iii) 50% renewable energy in global operations by 2030, (iv) reducing greenhouse gas emissions by 30% by 2030 vs. 2019 baseline, and (v) being 100% carbon neutral by 2040. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic, including vaccine mandates; economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, and warehouses, to our customers’ demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize our employees; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; issues related to our intellectual property rights; governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; a material disruption of GXO’s operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; the impact of potential cyber-attacks and information technology or data security breaches; the inability to implement technology initiatives successfully; the expected benefits of the spin-off and uncertainties regarding the spin-off, including the risk that the spin-off will not produce the desired benefits; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. All forward-looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this presentation speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

3©2022 GXO Logistics, Inc. Presenters Malcolm Wilson Chief Executive Officer Baris Oran Chief Financial Officer Mark Manduca Chief Investment Officer 1

4©2022 GXO Logistics, Inc. • Over $1 billion of new FY 2022 revenue won through 1Q, equivalent to 13% YoY revenue growth • 1Q sales pipeline of $2.5 billion, 20% growth YoY • Inaugural ESG report released, showing 24% reduction in greenhouse gas emissions intensity by revenue in 2021 • FY 2022 organic revenue growth guidance raised to 11-15%, from 8-12%** • Guidance of $2.70-$2.90 adjusted diluted EPS** for FY 2022, implying 29-39% growth* • 1Q return on invested capital remains above 30%** • $217 million of incremental revenue for 2023 won through 1Q • Clipper Logistics shareholders voted in favor of GXO offer in April 1Q 2022 • 14% revenue growth, 19% organic revenue growth in 1Q, the fifth consecutive quarter of double-digit organic growth** • Diluted EPS growth of 167%, adjusted diluted EPS** growth of 59% YoY in 1Q highlights *Compared to 2021 adjusted diluted EPS of $2.09 and excludes potential issuance of shares related to the pending acquisition of Clipper Logistics plc **Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information FY2022 guidance excludes the expected benefits from the pending acquisition of Clipper Logistics plc and assumes constant FX

©2022 GXO Logistics, Inc. *Net income attributable to GXO **Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information 5 1Q 2022 financial highlights Revenue Organic revenue growth** Net income* Adjusted diluted EPS growth** Adjusted EBITDA** $2.1 billion 19% $37 million 59% $155 million Diluted EPS growth 167%

©2022 GXO Logistics, Inc. FY 2022 guidance raised 8% - 12% $707 - $742 million $1.5 - $1.6 billion n/a PRIOR NOW Organic revenue growth** 11% - 15% $707 - $742 million $1.5 - $1.6 billion $2.70-$2.90* Adjusted EBITDA** Adjusted EBITDAR*** Adjusted diluted EPS** 6 *Excludes potential issuance of shares related to the acquisition of Clipper Logistics plc **Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information ***Adjusted EBITDAR is a valuation measure that is not specified in GAAP. Adjusted EBITDAR is commonly used by management, research analysts and investors to value companies in the logistics industry. Adjusted EBITDAR should not be construed as a financial performance or operating measure FY2022 guidance excludes the expected benefits from the pending acquisition of Clipper Logistics plc and assumes constant FX

©2022 GXO Logistics, Inc. 1Q 2022: Sources of revenue growth 14% (5)% FX 19% Organic 0% M&A 1Q 2021 Revenue Organic growth FX 1Q 2022 Revenue 1Q 2022 revenue bridge 7 Revenue growth

8©2022 GXO Logistics, Inc. Recent wins and expansions

©2022 GXO Logistics, Inc. New wins and increased contract scope with existing customers $2 billion in lifetime contract value won in 1Q 2022 Revenue retention % in the mid-to-high 90s since the spin 9 New wins through 1Q 2022 to add $217 million > $1 billion of expected incremental FY 2022 revenue signed through 1Q 2022 1Q 2022 new contract wins average duration of ~6 years 0 50 100 150 200 250 300 350 400 2019 2020 2021 2022 1Q new business wins ($m annualized revenue) of incremental revenue in FY 2023

©2022 GXO Logistics, Inc. $0 $50 $100 $150 $200 $250 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 FY 23 $0 $200 $400 $600 $800 $1,000 $1,200 Prior Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 FY 2022 New contract wins underpin 2022 revenue growth and beyond $1,022 million 10 $217 million ©2022 GXO Logistics, Inc. Incremental 2022 revenue from contract wins Incremental 2023 revenue from contract wins

©2022 GXO Logistics, Inc. Record-breaking revenue driven by contract wins 11 First Outsourcing New Activity Won from Competitor 44% 39% 17% 1Q 2022 new business wins

12©2022 GXO Logistics, Inc. E-commerce, omnichannel retail & consumer technology Industrial & other Food & beverage Consumer packaged goods Sales pipeline: 20% growth YoY 1800 1900 2000 2100 2200 2300 2400 2500 2600 1Q 2021 1Q 2022 Pipeline growth $2.5 billion Pipeline by vertical 70% 6% 14% 10% 12

13©2022 GXO Logistics, Inc. Accelerating automation and technology leadership ~30% of 1Q 2022 revenue is from automated sites >200 new technologies piloted in 1Q 2022 Total technology and automated systems Goods-to-person systems Cobots Vision tech

High earnings and cash flow visibility


24%
76%

■ Fixed costs ■ Variable costs



High revenue visibility

- $2.5 billion sales pipeline
- $1 billion of revenues won to start in 2022
- >15-year average large customer relationships
- ~5-year average contract duration
- Mid-to-high 90s revenue retention rate since spin

Predictable income streams

- High exposure to stable contract structures
- Minimum volume guarantees
- High proportion of variable costs

Inflation pass-through

- 38% of revenue from 'open book' (cost-plus) contracts
- Remainder typically includes inflation escalators in contracts

Countercyclical FCF

- Investment of ~2% of sales in growth capex, as well as modest working capital investment, supporting growth

GXO

©2022 GXO Logistics, Inc.

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15©2022 GXO Logistics, Inc. 1Q 2022: Solid profit growth (In millions USD) *Net income attributable to GXO ** Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information ***Pro-forma for 1Q 2021 $136 $138 $140 $142 $144 $146 $148 $150 $152 $154 $156 $158 1Q 2021*** 1Q 2022 Adjusted EBITDA** $0 $5 $10 $15 $20 $25 $30 $35 $40 1Q 2021 1Q 2022 Net Income* ©2022 GXO Logistics, Inc. 15

16©2022 GXO Logistics, Inc. 1Q 2022: Start-up investment to drive 2H margins *Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information ** Pro-forma©2022 GXO Logistics, Inc 16 7.8% +0.3% -0.7% 7.4% 1Q 2021** Performance improvements and other New business start-ups 1Q 2022 1Q 2022 Adjusted EBITDA* margin

17©2022 GXO Logistics, Inc. 1Q 2022 – Free cash flow reflects normal seasonality Cash flow from operations $46 million (1Q 2021: $47 million) Free cash flow* ($16) million (1Q 2021: ($20) million) ~50% of capex is technology investment in last twelve months 17*Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information

©2022 GXO Logistics, Inc. Total debt*: $939 million 1.0x net debt to LTM adjusted EBITDA** Commitment to maintaining investment grade rating Net debt: $627 million 1Q 2022 Balance sheet *Includes finance leases of $146 million at March 31, 2022 **Refer to the ‘Non-GAAP Financial Measures’ section on slide 2 and Appendix for related information 18

GXO on track to reach environmental targets

GXO's environmental targets

Target	2021 progress
80% global operations using LED lighting by 2025	**2021: LED penetration at 47%**
80% global landfill diversion rate by 2025	**2021: 79% of waste diverted from landfill**
30% GHG emissions (Scopes 1&2) reduction by 2030 vs. 2019 baseline	**2021: GHG reduced 3% in absolute terms**
100% carbon neutral (Scopes 1&2) by 2040	**2021: GXO GHG intensity (gCO2e/$m) reduced 24%**
50% renewable energy globally by 2030	**2021: 22% increase in proportion of renewable energy usage in 2021**

E

Social

S

- Appointment of Letitia King James to lead Diversity, Inclusion and Belonging
- Automated sites see higher staff retention
- ~2x increase in women's representation at VP level and above since 2019
- +60% increase in underrepresented ethnicities in the US at VP level and above since 2019

Governance

G

- Launched new Global Risk Committee to enhance Enterprise Risk Management (ERM)
- Continued expansion of 'Speak Up' program with appropriate oversight by management, the Audit Committee and external auditors
- 50% of board members are female and 75% are independent

GXO's 'AA' ESG rating issued by MSCI in 2021 is the highest among its largest industry peers

MSCI ESG RATINGS

AA

CCC | B | BB | BBB | A | AA | AAA

GXO

©2022 GXO Logistics, Inc.

THE USE BY GXO OFANY MSCI ESG RESEARCH LLC OR ITS AFFILIATES ("MSCI") DATA, AND THE USE OF MSCI LOGOS, TRADEMARKS, SERVICE MARKS OR INDEX NAMES HEREIN, DO NOT CONSTITUTE A SPONSORSHIP, ENDORSEMENT, RECOMMENDATION, OR PROMOTION OF GXO BY MSCI. MSCI SERVICES AND DATA ARE THE PROPERTY OF MSCI OR ITS INFORMATION PROVIDERS, AND ARE PROVIDED 'AS-IS' AND WITHOUT WARRANTY. MSCI NAMES AND LOGOS ARE TRADEMARKS OR SERVICE MARKS OF MSCI.

19

FY 2022 guidance raised

Organic revenue growth*	11% - 15% *(from 8-12%)*
Adjusted EBITDA*	$707 - $742 million *(unchanged)*
Adjusted EBITDAR***	$1.5 - $1.6 billion *(unchanged)*
Adjusted diluted EPS*	$2.70-$2.90**** *(new)*
ROIC*	> 30%

Depreciation and amortization**	$260 - $280 million
Interest expense	~ $25 million
Tax rate	~ 25%
Net capital expenditures	~ 3% of sales
Free cash flow*	~ 30% of adjusted EBITDA

*Refer to the 'Non-GAAP Financial Measures' section on slide 2 and Appendix for related information
**Excludes customer related intangible amortization from prior acquisitions
***Our presentation of Adjusted EBITDAR should not be construed as a financial performance or operating measure
****Excludes issuance of shares related to the acquisition of Clipper Logistics plc
FY2022 guidance excludes the expected benefits from the pending acquisition of Clipper Logistics plc and assumes constant FX

GXO

©2022 GXO Logistics, Inc.

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21©2022 GXO Logistics, Inc. Appendix

22©2022 GXO Logistics, Inc. Three Months Ended March 31, (In millions) 2022 2021 2021 (Pro forma)(1) Net income attributable to GXO $ 37 $ 14 $ 18 Net income attributable to noncontrolling interests 1 3 3 Net income $ 38 $ 17 $ 21 Interest expense, net 4 5 7 Income tax expense 11 9 11 Depreciation and amortization expense 76 79 79 Transaction and integration costs 19 18 18 Restructuring costs and other 13 4 4 Unrealized gain on foreign currency options (6) — — Adjusted EBITDA(2) $ 155 $ 132 $ 140 Allocated corporate expense(3) 16 Public company standalone cost(4) (13) Pro forma adjusted EBITDA(1)(2) $ 143 Revenue $ 2,083 $ 1,822 $ 1,822 Adjusted EBITDA margin(5) 7% 7% 8% (1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate. (2) See the “Non-GAAP Financial Measures” section for additional information. (3) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate. (4) Estimated costs of operating GXO as a standalone public company. (5) Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue. GXO Logistics, Inc. Reconciliation of Net Income to Adjusted EBITDA and Adjusted EBITDA margin (Unaudited)

GXO Logistics, Inc.
Reconciliation of Net Income to Adjusted EBITA and Adjusted EBITA margin
(Unaudited)

(In millions)	Three Months Ended March 31, 2022	2021	2021 (Pro forma)[1]
Net income attributable to GXO	$ 37	$ 14	$ 18
Net income attributable to noncontrolling interests	1	3	3
Net income	$ 38	$ 17	$ 21
Interest expense, net	4	5	7
Income tax expense	11	9	11
Amortization expense	14	14	14
Transaction and integration cost	19	18	18
Restructuring costs	13	4	4
Unrealized gain on foreign currency options	(6)	—	—
Adjusted EBITA[2]	$ 93	$ 67	$ 75
Depreciation expense[3]			6
Allocated corporate expense[4]			16
Public company standalone cost[5]			(13)
Pro forma adjusted EBITA[1][2]			$ 84
Revenue	$ 2,083	$ 1,822	$ 1,822
Adjusted EBITA margin[6]	4 %	4 %	5 %

(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.

(2) See the "Non-GAAP Financial Measures" section for additional information.

(3) Allocated depreciation from XPO Corporate for all periods prior to August 2, 2021.

(4) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.

(5) Estimated costs of operating GXO as a standalone public company.

(6) Adjusted EBITA margin is calculated as adjusted EBITA divided by revenue.

GXO

©2022 GXO Logistics, Inc.

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24©2022 GXO Logistics, Inc. Three Months Ended March 31, (Dollars in millions, shares in thousands, except per share amounts) 2022 2021 Net income attributable to GXO $ 37 $ 14 Amortization expense 14 14 Transaction and integration costs 19 18 Restructuring costs 13 4 Unrealized gain on foreign currency options (6) — Income tax associated with the adjustments above(1) (9) (8) Adjusted net income attributable to GXO(2) $ 68 $ 42 Adjusted basic earnings per share(2) $ 0.59 $ 0.37 Adjusted diluted earnings per share(2) $ 0.59 $ 0.37 Weighted-average shares outstanding: Basic weighted-average common shares outstanding 114,731 114,626 Diluted weighted-average common shares outstanding 115,569 114,626 Aggregated tax of all non-tax related adjustments reflected above: Unrealized gain on foreign currency options $ 2 $ — Amortization expense (3) (3) Transaction and integration costs (5) (4) Restructuring costs (3) (1) Total income tax associated with the adjustments above $ (9) $ (8) (1) The income tax rate applied to items is based on the GAAP annual effective tax rate, excluding discrete items and contributions- and margin- based taxes. (2) See the “Non-GAAP Financial Measures” section for additional information. GXO Logistics, Inc. Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share (Unaudited)

25©2022 GXO Logistics, Inc. GXO Logistics, Inc. Other Reconciliations (Unaudited) Reconciliation of Cash Flows from Operating Activities to Free Cash Flow: Three Months Ended March 31, (In millions) 2022 2021 Net cash provided by operating activities $ 46 $ 47 Payment for purchases of property and equipment (65) (67) Proceeds from sale of property and equipment 3 — Free Cash Flow(1) $ (16) $ (20) (1) See the “Non-GAAP Financial Measures” section for additional information. Reconciliation of Revenue to Organic Revenue: Three Months Ended March 31, (In millions) 2022 2021 Revenue $ 2,083 $ 1,822 Foreign exchange rates 79 — Organic revenue(1) $ 2,162 $ 1,822 Revenue growth(2) 14 % Organic revenue growth(1)(3) 19% (1) See the “Non-GAAP Financial Measures” section for additional information. (2) Revenue growth is calculated as the change in year-over year revenue growth, expressed as a percentage of 2021 revenue. (3) Organic revenue growth is calculated as the relative change in year-over-year organic revenue, expressed as a percentage of 2021 organic revenue.

26©2022 GXO Logistics, Inc. GXO Logistics, Inc. Liquidity Reconciliations (Unaudited) Reconciliation of Net Debt: March 31, (In millions) 2022 Shor-term debt $ 32 Long-term debt 907 Total Debt $ 939 Less: Cash and cash equivalents 312 Net debt $ 627 Reconciliation of Net Leverage: March 31, (In millions) 2022 Net debt $ 627 Trailing twelve months adjusted EBITDA(1) $ 634 Net Leverage(1) 1x (1) See the “Non-GAAP Financial Measures” section for additional information.

27©2022 GXO Logistics, Inc. Three Months Ended March 31, Year Ended December 31, Trailing Twelve Months Ended March 31, (In millions) 2022 2021 2021 2022 Net income attributable to GXO $ 37 $ 14 $ 153 $ 176 Net income attributable to noncontrolling interests 1 3 8 6 Net income $ 38 $ 17 $ 161 $ 182 Interest expense, net 4 5 21 20 Income tax expense (benefit) 11 9 (8) (6) Depreciation and amortization expense 76 79 335 332 Transaction and integration costs 19 18 99 100 Restructuring costs 13 4 4 13 Unrealized gain on foreign currency options (6) — (1) (7) Adjusted EBITDA(1) $ 155 $ 132 $ 611 $ 634 (1) See the “Non-GAAP Financial Measures” section for additional information GXO Logistics, Inc. Reconciliation of Net Income to Trailing Twelve Months Adjusted EBITDA (Unaudited)

28©2022 GXO Logistics, Inc. Three Months Ended March 31, Year Ended December 31, Trailing Twelve Months Ended December 31, (In millions) 2022 2021 2021 2022 (Pro forma)(1) Adjusted EBITA(1)(2) $ 93 $ 84 $ 374 $ 383 Cash paid for income taxes (5) (6) (75) (74) Adjusted EBITA(1)(2), net of taxes paid $ 88 $ 78 $ 299 $ 309 (1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate. (2) See the “Non-GAAP Financial Measures” section for additional information. (In millions) March 31, 2022 Total Equity $ 2,375 Plus: Debt 939 Less: Cash and Cash equivalents 312 Less: Goodwill 1,986 Less: Intangible assets, net 239 Invested Capital $ 777 Ratio of Return on Invested Capital(1)(2) 40% (1) The ratio of return on invested capital is calculated as the trailing twelve months adjusted EBITA, net of income taxes paid, divided by invested capital. (2) See the “Non-GAAP Financial Measures” section for additional information. GXO Logistics, Inc. Return on Invested Capital (Unaudited)

GXO Logistics, Inc.
Reconciliation of Net Income to Trailing Twelve Months Pro forma Adjusted EBITA
(Unaudited)

(In millions)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021 (Pro forma)[1]	Year Ended December 31, 2021	Trailing Twelve Months Ended March 31, 2022
Net income attributable to GXO	$ 37	$ 18	$ 162	$ 181
Net income attributable to noncontrolling interests	1	3	8	6
Net income[1]	$ 38	$ 21	$ 170	$ 187
Interest expense, net	4	7	25	22
Income tax expense (benefit)	11	11	(5)	(5)
Amortization expense	14	14	61	61
Transaction and integration costs	19	18	99	100
Restructuring costs	13	4	4	13
Unrealized gain on foreign currency options	(6)	—	(1)	(7)
Adjusted EBITA[2]	$ 93	$ 75	$ 353	$ 371
Depreciation expense[3]		6	15	9
Allocated corporate expense[4]		16	29	13
Public company standalone cost[5]		(13)	(23)	(10)
Pro forma adjusted EBITA[1][2]		$ 84	$ 374	$ 383

(1) Pro forma as prepared under combined financial statements for all periods before August 2, 2021, includes allocated expenses from XPO Corporate.
(2) See the "Non-GAAP Financial Measures" section for additional information.
(3) Allocated depreciation from XPO Corporate for all periods prior to August 2, 2021.
(4) Excludes the impact of adjusted items and allocated interest expense, income tax, depreciation and amortization from XPO Corporate.
(5) Estimated costs of operating GXO as a standalone public company.

GXO
©2022 GXO Logistics, Inc.
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